SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2005

CC V HOLDINGS, LLC
CC V HOLDINGS FINANCE, INC.
(Exact name of registrants as specified in their charters)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-75415 333-75415-03	13-4029965 13-4029969
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrants' telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Explanatory Note

CC V Holdings, LLC and CC V Holdings Finance, Inc. are filing this amendment (this "Amendment") to their Current Report on Form 8-K dated February 11, 2005, originally furnished to the Securities and Exchange Commission (the "Commission") on the same date. It has come to the attention of the filers that the filing included only the letter of transmittal and did not include the Form 8-K. This Amendment replaces and supersedes the Current Report on Form 8-K filed on February 11, 2005 in its entirety.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported, effective January 28, 2005, Charter Communications, Inc. ("Charter"), the indirect parent company and manager of CC V Holdings, LLC and CC V Holdings Finance, Inc., eliminated the position of Chief Administrative Officer, resulting in the termination of employment of Steven A. Schumm, Executive Vice President and Chief Administrative Officer from Charter and each of Charter's subsidiaries for which Mr. Schumm served as an officer. On February 8, 2005, the parties entered into a Separation Agreement and Release, pursuant to which, among other things, Charter will continue to pay Mr. Schumm's based salary for 65 weeks at an annual rate of $450,000, and Mr. Schumm will be paid a bonus of $15,815 at such time as Charter's senior executives receive their bonuses for 2004, and a one time payment of $10,347 (net of any tax withholding) to cover COBRA payments. Mr. Schumm's stock options will continue to vest during the 65 week severance period, and he will have 60 days thereafter to exercise any vested options. The agreement referred to above is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1	Agreement dated as of February 8, 2005. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on February 11, 2005 (File No. 000-27927)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CC V Holdings, LLC and CC V Holdings Finance, Inc. have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

CC V HOLDINGS, LLC
Registrant
By: CHARTER COMMUNICATIONS, INC., Registrants' Manager

Dated: February 14, 2005

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer,
Senior Vice President and Controller
(Co-Principal Financial Officer and Principal Accounting Officer)

CC V HOLDINGS FINANCE, INC.
Registrant

Dated: February 14, 2005

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer,
Senior Vice President and Controller
(Co-Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX
Exhibit Number	Description
99.1	Agreement dated as of February 8, 2005. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on February 11, 2005 (File No. 000-27927)).